EXHIBIT 16.1

                                     HOOD &
                                   STRONG LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                                               Consultants and
                                                               Business Advisors

                                                                101 California
                                                                Suite 1500
                                                                San Francisco
                                                                CA 94111
                                                                415.781.0793
                                                                fax 415.421.2976

March 13, 2002


Securities and Exchange Commission
Washington, D.C.  20549


Gentlemen:

We were previously the independent accountants for NutraStar, Incorporated, and on December 19, 2001 we reported on the financial statements of NutraStar, Incorporated as of December 31, 2000 and for the period from February 4, 2000 (inception) through December 31, 2000. On March 7, 2002 we were dismissed as independent accountants of NutraStar, Incorporated. We have read NutraStar, Incorporated's statements included under Item 4 of its Form 8-K for March 7, 2002, and we agree with such statements.







/s/ HOOD & STRONG LLP
San Francisco, California





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                                                                      Menlo Park